U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 21, 2011

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

2015 Peel Street
5th Floor
Montreal, Quebec, Canada H3A 1T8
 (Address of principal executive offices)

(514) 764-9698
(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 21, 2011, we executed an amendment to the exclusive License Agreement (the “Amendment”), that we previously entered into with Advanomics Corporation (“Advanomics”).  This Amendment (“Amendment 2”) waives a condition of termination and revises the consideration payable to Advanomics.  The original License Agreement required us to exercise an option to purchase shares in Advanomics for aggregate consideration of $9,700,000.00 ($5.00 per share).  This obligation was waived and replaced with an annual licensing fee of $360,000.00 and reimbursement of research and development expenses incurred by Advanomics in connection with the Licensed Material as defined in the original License Agreement. The original License Agreement also provided Advanomics with a right to terminate the License Agreement if we failed to exercise options to purchase Advanomics common stock.  The Amendment eliminates this right to terminate.

8.01  Other Events

Effective December 21, 2011, Advanomics elected to convert 850,000 shares of Series A Convertible Preferred Stock into 17,000,000 shares of our Common Stock.  Upon information and belief, Advanomics intends to distribute these shares to its shareholders on a pro rata basis.

Item 9.01  Financial Statements and Exhibits

(b) Exhibits.  The following exhibits are included in this report:

No.           Description

10.4           Amendment 2 to License Agreement with Advanomics Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BIOPHARMA, INC.

Dated: December 23, 2011	By:	/s/ Dr. Steve Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer

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